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                                                                     EXHIBIT 1.1













                              3,600,000 SHARES




                               AMERIPATH, INC.


                                COMMON STOCK
                              ($.01 PAR VALUE)




                           UNDERWRITING AGREEMENT













APRIL __, 1997





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                                                                  April __, 1997




Morgan Stanley & Co. Incorporated
Dean Witter Reynolds Inc.
Hambrecht & Quist
Piper Jaffray Inc.
The Robinson-Humphrey Company, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:


     AmeriPath, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), an aggregate of 3,600,000 shares of the Common Stock, $.01 par value of the Company (the "Firm Shares").

     The Company also proposes to issue and sell and a certain stockholder of the Company (the "Selling Stockholder") also proposes to sell to the several Underwriters not more than an aggregate of an additional 540,000 shares of its Common Stock, $.01 par value (the "Additional Shares"), each of the Company and the Selling Stockholder selling the amount set forth opposite such person's name in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in
Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the "Sellers."


     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Act"), is hereinafter referred to as the "Registration Statement." The prospectus (as described in Rule 434(a)(1) under the Act) in the form first used to confirm sales of Shares is herein referred to as the "Distributed Prospectus"; the prospectus included in the Registration Statement at the time of its effectiveness (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act) is hereinafter referred to as the "Filed Prospectus"; and the Distributed Prospectus and the Filed Prospectus are hereinafter referred to collectively as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration statement.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:




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           (a) The Registration Statement on Form S-1 (File No. 333-17065) with respect to the Shares, a copy of which has heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Act, and the published rules and regulations (the "Rules and Regulations") of the Commission under the Act, and has been filed with the Commission under the Act; and the Company has so prepared and proposes so to file prior to the effective date of such registration statement an amendment to such registration statement including the final form of prospectus (which may omit such information as permitted by Rule 430A of the Rules and Regulations).


           (b) When the Registration Statement becomes effective and as of the date hereof, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations. At the time the Registration Statement becomes effective and at the date hereof, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, when it becomes effective and as of the date hereof and at the Closing Date (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, or by the Selling Stockholder, specifically for use in the preparation thereof.


           (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus: (A) neither the Company nor any of its subsidiaries or the professional association and professional corporations, which are separate legal entities that contract with the Company or its subsidiaries to provide physician services in certain states (collectively, the "PA Contractors") has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any oral or written agreements or other transactions not in the ordinary course of business that, singly or in the aggregate, could reasonably be expected to be material to the Company and its subsidiaries or PA Contractors considered as a whole or that could reasonably be expected to result in a material reduction in the earnings of the Company and its subsidiaries considered as a whole; (B) neither the Company nor any of its subsidiaries or PA Contractors has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, could reasonably be expected to be material to the Company and its subsidiaries and PA Contractors considered as a whole; (C) there has been no material change in the indebtedness of the Company, no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (D) there has not been any material adverse change, nor any development that could, singly or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries and PA Contractors considered as a whole, whether or not arising in the ordinary course of business ("Material Adverse Effect").

           (d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement, fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and PA Contractors at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" fairly presents, on the basis stated in the Registration Statement, the information set forth therein.


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           (e) Deloitte & Touche LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

           (f) The pro forma consolidated financial data of the Company and its consolidated subsidiaries and PA Contractors and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (g) The Company and each of its subsidiaries and PA Contractors have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with corporate power and authority to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement and Prospectus; the Company is and each of its subsidiaries and PA Contractors are in possession of and operating in compliance in with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to posses or operate in compliance with such items would not singly or in the aggregate result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries or PA Contractors has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, singly or in the aggregate, if the subject of an unfavorable decision, would result in a Materially Adverse Effect; and the Company is and each of such subsidiaries and PA Contractors are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification, except where the failure to be so qualified would not singly or in the aggregate have a Material Adverse Effect.

           (h) The Company has authorized, issued and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus); the issued and outstanding shares of Common Stock (including the outstanding shares of the Shares) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and are listed on the Nasdaq National Market; the stockholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company and all outstanding shares of capital stock of each corporate subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another subsidiary of the Company, and except as disclosed in the Prospectus, free and clear of any liens, encumbrances, equities or claims.

           (i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description thereof in the Prospectus.

           (j) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or PA Contractors is a party or of which any property of the Company or any subsidiary or PA Contractors is the subject, that are required to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate result in a Material Adverse Effect to the Company and its subsidiaries and PA Contractors or which might materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

           (k) Neither the Company nor any of its subsidiaries or PA Contractors is, or with the giving of notice or passage of time or both would be, in breach or violation of any of the terms or provisions of or


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      in default under: (A) any statute, rule or regulation applicable to the
      Company or any of its subsidiaries or PA Contractors; (B) any indenture, contract, lease, mortgage, deed of trust, note or other agreement or instrument to which the Company or such subsidiary is a party or by which it may be bound; (C) its certificate of incorporation, by-laws or other organizational documents; and (D) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or PA Contractors, in each case (other than clause (C) of this Section 1(k)), where such breach, violation or default would have a Material Adverse Effect. The performance of this Agreement and the consummation of the transactions herein contemplated will not, with the giving of notice or passage of time or both, result in a breach or violation of any of the terms or provisions of or constitute a default under: (W) any statute, rule or regulation, to the best of the Company's knowledge after due inquiry, that is applicable to the Company or any of its subsidiaries; (X) any indenture, contract, mortgage, lease, deed of trust, note or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound; (Y) the Company's or any such subsidiary's certificate of incorporation, by-laws or other organizational documents; or (Z) any order, decree judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

           (l) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge after due inquiry, is imminent.

           (m) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares by the Company or for the consummation by the Company of the transactions contemplated by this Agreement, including, without limitation, the use of the proceeds from the sale of the Shares to be sold by the Company in the manner contemplated in the Prospectus under the caption "Use of Proceeds," except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

           (n) This Agreement has been duly authorized, executed and delivered by the Company.

           (o) Except as disclosed in the Prospectus, the Company and its subsidiaries have no trademarks, trademark registrations, service marks, service mark registrations, trade names or copyrights that are necessary for the conduct of their respective businesses as described in the Prospectus.

           (p) The Company and its subsidiaries and PA Contractors have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances issued by the appropriate federal, state or foreign regulatory authorities as are necessary to own, lease or operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus ("Licenses") and all such Licenses are valid and in full force and effect, except where the failure to possess such Licenses would not singly or in the aggregate have a Material Adverse Effect. The Company and each of its subsidiaries and PA Contractors are in compliance in all material respects with their respective obligations under such Licenses and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation, suspension or termination of any such License or a violation of any such laws or regulations, except where such revocation, suspension, termination or violation would not singly or in the aggregate have a Material Adverse Effect. Neither the Company nor any Subsidiary or PA Contractor has received any notice of proceedings relating to the revocation or modification of any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus. No such License contains a material restriction on the Company or any of its subsidiaries that is not adequately disclosed in the Registration Statement and the Prospectus.

           (q) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.



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           (r) The Company and its subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and its subsidiaries, and except as disclosed in the Prospectus, free and clear of any mortgage, pledge, lien, security interest, claim or encumbrance of any kind that may materially interfere with the use of such properties or the conduct of the business of the Company and its subsidiaries considered as a whole; and all material properties held under lease or sublease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases or subleases.

           (s) The Company and its subsidiaries maintain accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (A) material transactions are executed with management's authorization, (B) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's authorization and (D) the reported accountability of assets is compared with existing assets at reasonable intervals.

           (t) The Company has complied, and will continue to comply, with all provisions of Section 517.075 of the Florida Statutes (Chapter 92-198, Laws of Florida) and the rules thereunder.

           (u) The Company and its subsidiaries and PA Contractors carry or are entitled to the benefits of insurance in such amounts and covering such risks as, to the best of the Company's knowledge after due inquiry, is generally maintained by or on behalf of companies of established repute engaged in the same of similar business, and all such insurance is in full force and effect.

           (v) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, such returns are complete and accurate in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; and there has been no tax deficiency asserted and, to the best knowledge of the Company, no tax deficiency might be asserted or threatened against the Company or any of its subsidiaries that could, singly or in the aggregate, have a Material Adverse Effect.

           (w) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company or any of its subsidiaries are eligible to participate is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended. Neither the Company nor any of its subsidiaries have any liability under Title IV of ERISA, nor does the Company or any of its subsidiaries expect that any such liability will be incurred, that could singly or in the aggregate, have a Material Adverse Effect.

           (x) No transaction has occurred between or among the Company, its subsidiaries, its PA Contractors and any of their respective officers, directors or affiliates or, to the best of the Company's knowledge, any affiliate of any such officer or director, that is required to be described in the Registration Statement that is not so described.

           (y) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or its subsidiaries or PA Contractors and any third party (whether acting in an individual, fiduciary or other capacity) granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

           (z) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required. The contracts so described in the Registration

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      Statement and the Prospectus are in full force and effect and neither the Company or any of its subsidiaries nor, to the best knowledge of the Company, any other party is in breach of or default under any such contracts, except for such defaults or breaches that would not singly or in the aggregate have a Material Adverse Effect.

           (aa) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules or Regulations.

           (bb) The business conducted by the Company and its subsidiaries and the contractual relationships between (A) the Company and any of its subsidiaries and the health care payors with which it contracts and (B) the Company and any of its subsidiaries and the health care providers with which it contracts, to the best knowledge of the Company after due inquiry, do not violate any federal or state health care laws and regulations, or any federal or state patient confidentiality laws and regulations or any federal or state insurance laws and regulations (including but not limited to those governing health maintenance organizations and preferred provider organizations) in such jurisdictions in which the Company and any of its subsidiaries are operating that are applicable to such business and such relationships, including those laws governing insurance risk and risk allocation, corporate practice of medicine, medical practices, professional corporations, fee splitting, fraud and abuse and self-referral, except for violations that would not have a Material Adverse Effect and except as disclosed in the Prospectus.


           2.  REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER.
      The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

           (a) The Selling Stockholder has full right, power and authority to enter into this Agreement, the custody agreement and power of attorney (the "Custody Agreement"). The Stockholder has duly executed and delivered this Agreement. The Custody Agreement has been duly executed and delivered on behalf of the Selling Stockholder and the Custody Agreement constitutes the valid and binding agreement of such Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms.

           (b) The Selling Stockholder has full right, power and authority to sell, transfer, assign and deliver the Shares being sold by the Selling Stockholder hereunder. Immediately prior to the delivery of the Shares being sold by the Selling Stockholder, the Selling Stockholder was the sole registered owner of such Shares and had good and valid title to such Shares, free and clear of all adverse claims as defined in Section 8-302 of the Uniform Commercial Code and, upon registration of such Shares in the names of the Underwriters or their nominees, assuming that such purchasers purchased such Shares in good faith without notice of any adverse claims as defined in Section 8-302 of the Uniform Commercial Code, such purchasers will have acquired all the rights of the Selling Stockholder in such Shares free of any adverse claim, any lien in favor of the Company or restrictions on transfer imposed by the Company.

           (c) The performance of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not, with the giving of notice or the passage of time or both, result in a breach or violation of any of the terms or provisions of or, to the best knowledge of the Selling Stockholder after due inquiry, constitute a default under any statute, rule or regulation applicable to the Selling Stockholder, or any indenture, mortgage, deed of trust, note or other material agreement or instrument to which the Selling Stockholder is a party or by which it is bound, or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties, or, if the Selling Stockholder is a corporation, the certificate or articles of incorporation or bylaws of the Selling Stockholder.



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           (d) Without the prior written consent of Morgan Stanley & Co.
      Incorporated ("Morgan Stanley") on behalf of the Underwriters, such Selling Stockholder will not, during the period commencing on the date hereof and ending 180 days after the date of the final Prospectus, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer of dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.


           (e) The Selling Stockholder has duly executed and delivered the Custody Agreement (A) appointing _________________ and _______________, and each of them, as attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement, and (B) appointing the Company, as Custodian, to hold in custody for delivery under this Agreement certificates for the Shares to be sold by the Selling Stockholder hereunder.

           (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as may be required by the NASD or under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.

           (g) The Selling Stockholder has not (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchase or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

           (h) All information furnished or to be furnished to the Company by or on behalf of the Selling Stockholder for use in connection with the preparation of the Registration Statement and the Prospectus, insofar as it relates to the Selling Stockholder, is or will be true and correct in all respects and, with respect to the Registration Statement, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, with respect to the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (i) Nothing has come to the Selling Stockholder's attention that has caused the Selling Stockholder to believe that (A) at the time the Registration Statement becomes effective and at the date hereof, it will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus, at the time it becomes effective and as of the date hereof and at the Closing Date, the Prospectus will include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations, warranties and agreements in this subsection (ix) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

     The Selling Stockholder agrees that the Shares represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, and the Company hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-Fact are irrevocable; that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Stockholder or any other event, that if the Selling Stockholder should die or become incapacitated or any other event occur, before the delivery of the Shares hereunder, certificates for the Shares to be sold by the Selling Stockholders shall be delivered on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-Fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian, the Attorneys-in-Fact or any of them shall have notice of such death, incapacity or other event.

     The Selling Stockholder further agrees that he will not: (a) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any of the Shares; (b) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Stock; or (c) pay to or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.


     3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $__________ a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers agree to sell to the Underwriters the Additional Shares as set forth on Schedule I hereto, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 930,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are currently owned by such person or are thereafter acquired from the Company) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock pursuant to the acquisition of anatomic pathology practices that have been approved by the Board of Directors of the Company or by an authorized committee thereof or (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or disclosed in the Prospectus of which the Underwriters have been advised in writing. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.


     As part of the offering contemplated by this Agreement, Morgan Stanley has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to 360,000 shares, for sale to the Company's employees, officers, directors and other parties associated with the Company (collectively "Participants"), as set forth in the Prospectus in the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.


     4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $ ________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $ ________ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $________a share, to any Underwriter or to certain other dealers.


     5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on April __, 1997, or at such other time on the same or such other date, not later than April __ , 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."


     Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than April __, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in. such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than ________ (New York time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor
                shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

                        (ii) there shall not have occurred any change,
                or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                The officer signing and delivering such certificate may rely up on the best of his or her knowledge as to proceedings threatened.

                (c) The Underwriters shall have received on the Closing Date an opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., outside counsel for the Company, dated the Closing Date, to the effect that:

                        (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware and has corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect.

                        (ii) The Company has authorized and, to the best of such counsel's knowledge, outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all outstanding shares of Common Stock (including the Shares) conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable, and the stockholders of the Company have no statutory preemptive rights, or to the best of such counsel's knowledge, similar rights with respect to any shares of capital stock of the Company.

                        (iii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending other than those set forth under "Business - Legal Proceedings" in the Prospectus to which the Company or any of its subsidiaries or PA Contractors is a party or of which any property of the Company or any subsidiary or PA Contractor is the subject, which individually or in the aggregate, if adversely determined, would have a Material Adverse Effect; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others.

                        (iv) This Agreement has been duly authorized, executed and delivered by the Company; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any federal or Florida statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, the Company's Certificate of Incorporation or Bylaws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties (except any state securities of "Blue Sky" rules or regulations, as to which such counsel shall render no opinion).

                        (v) No consent, approval, authorization or order of any court or governmental agency or body is required for consummation by the Company of the transactions contemplated by this Agreement, except as such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction or by the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

                        (vi) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                        (vii) The Common Stock has been approved for listing on the Nasdaq National Market. The Registration
                Statement on Form 8-A relating to the Common Stock has become effective under the Securities Exchange Act of 1934, as amended.

                        (viii) The Registration Statement and the Prospectus (other than the financial statements and financial statement schedule(s) included therein, as to which no opinions need be rendered), and each amendment or supplement thereto, as of their respective effective or issue dates and as of the Closing Date complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                        (ix) The descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate in all material respects and such descriptions fairly present in all material respects the information required to be shown; and such counsel does not know of any legal or governmental proceedings or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or Prospectus which are not described and filed as required.

                        (x) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                        (xi) Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and financial statement schedule(s), as to which no opinions need be rendered) and the Prospectus included therein at the time the Registration Statement became effective or at the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (xii) Each of the subsidiaries of the Company (the "Subsidiaries") and the PA Contractors, has each been duly incorporated or organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has corporate power and authority to own its respective properties and conduct its respective business as described in the Prospectus, and each of such Subsidiaries and PA Contractors is duly qualified as a foreign corporation in good standing and in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not singly or in the aggregate have a Material Adverse Effect.

                        (xiii) All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, except as disclosed in the Prospectus, free and clear of any liens, encumbrances, equities and claims.

                        (xiv) As of the Closing Date, the business conducted by the Company and its subsidiaries and the material contractual relationships between (a) the Company and any of its subsidiaries and the health care payors with which it contracts and (b) the Company and any of its subsidiaries and the health care providers with which it contracts do not violate any federal or state health care laws and regulations in such jurisdictions in which the Company and any of its subsidiaries are doing business that are applicable to such business and such relationships, including those laws governing insurance risk, risk allocation, corporate practice of medicine, professional corporations, fee splitting, client confidentiality, fraud and abuse and self-referral.

                        (xv) To such counsel's knowledge, the Company and its subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those certificates, authorizations, licenses and permits the failure to so possess would not singly or in the aggregate have a Material Adverse Effect and, to such counsel's knowledge, neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.


                (d) The Underwriters shall have received on the Closing Date opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
           Quentel, P.A. counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

                        (i) The Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement. The Selling Stockholder has duly executed and delivered this Agreement. The Custody Agreement has been duly executed and delivered on behalf of the Selling Stockholder and constitutes the valid and binding agreement of the such Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting the enforcement of creditors' rights generally and to equitable principles.

                        (ii) The Selling Stockholder has full right, power and authority to sell, transfer, assign and deliver the Shares being sold by the Selling Stockholder hereunder. Immediately prior to the delivery of the Shares being sold by the Selling Stockholder, the Selling Stockholder was the sole registered owner of such Shares and, upon registration of the Share in the names of the Underwriters or their nominees, assuming that such purchasers purchased such Shares in good faith without notice of any adverse claims as defined in
                Section 8-302 of the Uniform Commercial Code, such purchasers will have acquired all the rights of the Selling Stockholder in such Shares free of any adverse claim, any lien in favor of the Company or restrictions on transfer imposed by the Company.

                        (iii) The performance of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not, with the giving of notice of passage of time or both, result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, rule or regulation applicable to the Selling Stockholder, or, to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound, or any judgment, order or decree known to such counsel after due inquiry of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of his properties.

                        (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters.


                        (v) Any transfer taxes which are required to be paid in connection with the sale and delivery of the Shares to the Underwriters hereunder have been paid and all laws imposing such taxes have been fully complied with.


                (e) The Underwriters shall have received on the Closing
      Date an opinion of Latham & Watkins counsel for the Underwriters, their opinion or opinions dated the Closing Date with respect to the validity of the Shares, the Registration Statement, the Prospectus and such other related matters as the Representatives may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon opinions of counsel satisfactory to the Representatives. The Company and the Selling Stockholder shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                The opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.


                (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company
Covenants with each Underwriter as follows:

                (a) To furnish to you, without charge, six (6) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. local time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Distributed Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule.

                (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

                8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market (and other national securities exchanges and foreign stock exchanges), (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising' expenses connected with any offers they may make.

                The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                9.      INDEMNITY AND CONTRIBUTION.

                (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.


                (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided that in no event shall such liability exceed the net proceeds received by such Selling Stockholder from the sale of the shares hereunder.

                (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 9, such person, (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
      In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such controlling persons of the Selling Stockholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholder under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
      (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are, the subject matter of such proceeding.


                (e) To the extent the indemnification provided for in paragraph (a), (b) or (c) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


                (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.


                10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New
York.

     14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                    Very truly yours,

                    AMERIPATH, INC.

                    By:
                         ---------------------------------------
                         Name:
                              ----------------------------------
                         Title:
                               ---------------------------------


                    The Selling Stockholder named in Schedule
                    I hereto


                    By:
                       -----------------------------------------
                        Attorney-in-Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Dean Witter Reynolds Inc.
Hambrecht & Quist
Piper Jaffray Inc.
The Robinson-Humphrey Company, Inc.

Acting severally on behalf of
   themselves and the several
   Underwriters named herein.

   By Morgan Stanley & Co. Incorporated

   By
      ----------------------------------
      Name:
      Title:

                                   SCHEDULE I



SELLERS                         NUMBER OF SHARES TO BE SOLD
-------                        ------------------------------
                                                   ADDITIONAL
                                                   ----------
                               FIRM SHARES          SHARES
                               -----------          ------
AmeriPath, Inc.                  3,600,000            500,000
James C. New                             0             40,000
                                 ----------------------------
  Total......................    3,600,000            540,000
                                 =========  =================

                                  SCHEDULE II





            UNDERWRITER                NUMBER OF FIRM SHARES TO BE PURCHASED
            -----------                -------------------------------------
Morgan Stanley & Co. Incorporated
Dean Witter Reynolds Inc.
Hambrecht & Quist
Piper Jaffray Inc.
The Robinson-Humphrey Company, Inc.
                                                 ---------
  Total............................              3,600,000
                                                 =========





                                       2